Exhibit 99.2

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

In re: DIAMOND OFFSHORE DRILLING, INC., et al.,[1] Debtors.	) ) ) ) ) ) ) )	Chapter 11 Case No. 20-32307 (DRJ) (Jointly Administered)

NOTICE OF CONFIRMATION AND OCCURRENCE OF EFFECTIVE DATE

PLEASE TAKE NOTICE THAT on April 8, 2021 (the “Confirmation Date”), the Honorable David R. Jones, United States Bankruptcy Judge for the United States Bankruptcy Court for the Southern District of Texas (the “Court”), entered the Findings of Fact, Conclusions of Law, and Order Confirming the Second Amended Joint Chapter 11 Plan of Reorganization of Diamond Offshore Drilling, Inc. and Its Debtor Affiliates [Docket No. 1231] (the “Confirmation Order”), confirming the plan of reorganization (the “Plan”)2 of the above-captioned debtors (collectively, the “Debtors”).

PLEASE TAKE FURTHER NOTICE THAT, pursuant to the Plan, the Debtors are required to file this Notice of Confirmation and Occurrence of Effective Date within a reasonable period after the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT the Effective Date of the Plan occurred on April 23, 2021. All conditions in Article IX.A of the Plan have been satisfied or waived pursuant to Article IX.B of the Plan.

PLEASE TAKE FURTHER NOTICE THAT the Court has approved certain discharge, release, exculpation, injunction, and related provisions in Article VIII of the Plan.

PLEASE TAKE FURTHER NOTICE THAT, except as otherwise set forth in the Plan, the Confirmation Order, or any other order of the Court, all requests for payment of an

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The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, as applicable, are: Diamond Offshore Drilling, Inc. (1760), Diamond Offshore International Limited (4671), Diamond Offshore Finance Company (0712), Diamond Offshore General Company (0474), Diamond Offshore Company (3301), Diamond Offshore Drilling (UK) Limited (1866), Diamond Offshore Services Company (3352), Diamond Offshore Limited (4648), Diamond Rig Investments Limited (7975), Diamond Offshore Development Company (9626), Diamond Offshore Management Company (0049), Diamond Offshore (Brazil) L.L.C. (9572), Diamond Offshore Holding, L.L.C. (4624), Arethusa Off-Shore Company (5319), Diamond Foreign Asset Company (1496). The Debtors’ primary headquarters and mailing address is 15415 Katy Freeway, Houston, TX 77094.

[2]	Capitalized terms used by not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Administrative Claim must be Filed and served on the Reorganized Debtors no later than thirty (30) days after the Effective Date (the “Administrative Claims Bar Date”), except with respect to Accrued Professional Compensation Claims and Restructuring Expenses, which shall be subject to Article II.B and Article IV.V of the Plan, respectively. Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claim Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claim against the Debtors, the Reorganized Debtors, or their property and such Administrative Claims shall be deemed disallowed in full as of the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT all final requests for payment of Accrued Professional Compensation Claims incurred from the Petition Date through the Effective Date must be Filed no later than forty-five (45) calendar days after the Effective Date.

PLEASE TAKE FURTHER NOTICE THAT pursuant to Article V.A of the Plan, all Executory Contracts and Unexpired Leases that have not expired by their own terms on or prior to the Effective Date, are deemed assumed as of the Effective Date except for any Executory Contracts and Unexpired Leases that (a) are identified on the Schedule of Rejected Contracts; (b) have been previously rejected by a Final Order; (c) are the subject of a motion to reject Executory Contracts and Unexpired Leases that is pending on the Confirmation Date; (d) are subject to a motion to reject Executory Contracts and Unexpired Leases pursuant to which the requested effective date of such rejection is after the Effective Date; or (e) are otherwise rejected pursuant to the terms of the Plan.

PLEASE TAKE FURTHER NOTICE THAT Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts and Unexpired Leases, if any, must be Filed with the Court within thirty (30) days after the date of the Order of the Court approving such rejection.

PLEASE TAKE FURTHER NOTICE THAT the Plan, the Confirmation Order, and their provisions are binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, all current and former Holders of Claims, all current and former Holders of Interests, and all other parties-in-interest and their respective heirs, successors, and assigns, whether or not the Claim or Interest of such Holder is Impaired under the Plan, and whether or not such Holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE THAT copies of the Confirmation Order, the Plan, and all documents filed in the Debtors’ chapter 11 cases are publicly available and may be obtained by (a) visiting the Debtors’ restructuring website at: https://cases.primeclerk.com/diamond, (b) calling the Debtors’ restructuring hotline at (877) 720-6570 (International) or (929) 955-3417 (Domestic), or (c) sending an electronic mail message to diamondinfo@primeclerk.com.

Dated:	April 26, 2021	By: /s/ John F. Higgins
Houston, Texas

PORTER HEDGES LLP

John F. Higgins (TX 09597500)

Eric M. English (TX 24062714)

M. Shane Johnson (TX 24083263)

1000 Main St., 36th Floor

Houston, Texas 77002

Telephone: (713) 226-6000

Facsimile: (713) 226-6248

jhiggins@porterhedges.com

eenglish@porterhedges.com

sjohnson@porterhedges.com

Co-Counsel to the Debtors and

the Debtors-in-Possession

– and –

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

Paul M. Basta (admitted pro hac vice)

Robert A. Britton (admitted pro hac vice)

Christopher Hopkins (admitted pro hac vice)

Alice Nofzinger (admitted pro hac vice)

Shamara R. James (admitted pro hac vice)

1285 Avenue of the Americas

New York, New York 10019

Telephone: (212) 373-3000

Facsimile: (212) 757-3990

pbasta@paulweiss.com

rbritton@paulweiss.com

chopkins@paulweiss.com

anofzinger@paulweiss.com

sjames@paulweiss.com

Counsel to the Debtors and

the Debtors-in-Possession

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